August 1, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated August 1, 2007 on our review of interim financial information of Nabors Industries Ltd. and its subsidiaries (the “Company”) for the three and six month periods ended June 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 is incorporated by reference in its Registration Statements on Form S-8 (Registration Numbers 333-96699, 333-92483-99, 333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99, 333-45446-99, 333-11313-99 and 333-121908) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-85228-99 and 333-99267) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-136797-01, 333-107806-01 and 333-91296) of Nabors Industries Ltd. and Nabors Industries, Inc., and on Form S-3 (Registration Number 333-102246) of Nabors Industries Ltd., Nabors Industries, Inc., Nabors Holdings 1 ULC, Nabors Holdings Ltd. and Nabors International Finance Inc.
Very truly yours,
/s/ PricewaterhouseCoopers LLP